Exhibit 99.1
Contact:	Tricia J. Richardson Novavax, Inc. 1 240-268-2031
SPANISH GOVERNMENT SELECTS NOVAVAX’S VLP TECHNOLOGY FOR
COMPREHENSIVE FLU VACCINE SOLUTION IN SPAIN
Rockville, MD — June 30, 2009 — Novavax, Inc. (Nasdaq: NVAX) announced today its initial agreement to license its proprietary, recombinant virus-like-particle (VLP) vaccine technology to ROVI Pharmaceuticals (Madrid: ROVI) of Spain. ROVI will use the VLP technology to create a comprehensive influenza vaccine solution for the Spanish government under a new 60 million-euro program sponsored and led by the Spanish Ministry of Health and other government groups to develop pandemic and seasonal flu vaccines and establish its only in-border facility. This program, which was announced today by Spanish health officials, is being launched to develop safe and effective flu vaccines to serve the entire population of Spain.
Under separate agreements that are in the process of being negotiated by both companies, ROVI will receive exclusive licenses to Novavax’s portable VLP vaccine technology to commercialize flu vaccines in Spain and Portugal, and non-exclusive licenses in Europe, Latin America and Africa. Furthermore, under a stock purchase agreement executed today, ROVI has committed to make a $3 million (US) equity investment in Novavax at $2.74 per share, a 10% premium to the June 29, 2009 closing bid price on the NASDAQ Global Market. A non-profit Foundation, jointly sponsored by ROVI and the Spanish authorities, will be formed and initially funded with a 25 million euro credit line from the Spanish government, to support phase III clinical development and other studies necessary to achieve marketing authorization of the VLP influenza vaccines in the European Union in 2012. Additional clinical development funds will be contributed by ROVI if required. In addition, the State of Andalucía will support ROVI in building a new VLP vaccine plant in the city of Granada and bring it on-line in 2012 at a cost of approximately 20 million euro. The plant, with certain licensed manufacturing rights from Novavax, is expected to have enough manufacturing capacity to service Spain and other parts of Europe, Latin America, and Africa. Details of the commercial terms between ROVI and Novavax will be announced after the definitive agreements are finalized and are expected to include milestones and royalties.
Dr. Rahul Singhvi, President and Chief Executive Officer of Novavax, stated: “We are honored to be selected by the Spanish Health Ministry and ROVI Pharmaceuticals to help develop pandemic and seasonal flu vaccine solutions for Spain, the world’s eighth largest economy with more than 43 million people. We are pleased to have found a superb partner in ROVI that has deep knowledge of the local vaccine markets as well as significant vaccine manufacturing experience. This is the first opportunity to export our technology to Europe, following the recent joint venture with Cadila Pharmaceuticals in India, and is further validation of our unique in-border vaccine supply offering. This influenza vaccine supply solution consisting of our VLP technology and portable manufacturing avoids the use of chicken eggs, creates vaccines for emerging strains faster, and promises less expensive, in-border manufacturing capacity. We continue to discuss opportunities with other pharmaceutical companies and governments to implement this compelling influenza vaccine technology around the globe.”
“Today’s contemplated partnership with ROVI and the Spanish government will enable funding to support development and registration of VLP-based influenza vaccines in the European Union and possibly other countries, including the United States. Through this partnership, the goal to supply influenza vaccines for all Spanish citizens from domestic production should be achieved in year 2012.” Dr. Singhvi continued.
Juan López-Belmonte Encina, ROVI CEO, commented: “The pandemic flu vaccine business is currently a key part of the strategy of ROVI, and we are committed to the business as one of the future growth drivers for the company. We are entering a new world of high technology and complex processes, but we are confident that our knowledge in this area along with Novavax’s extensive experience will enable us to fight on the front line against the devastating effects of influenza virus infection.”
ABOUT ROVI
ROVI is a fully integrated, profitable Spanish specialty pharmaceutical company engaged in the research, development, in-licensing, manufacturing and marketing of small molecule and specialty biologic drugs. The Company has a diversified portfolio of products that it markets in Spain through its specialized sales force, calling on specialist physicians, hospitals and pharmacies. ROVI’s portfolio of 23 principal marketed products is currently anchored by the internally-developed, second generation low molecular weight heparin, bemiparin. ROVI’s research and development pipeline is focused primarily on addressing currently unmet medical needs by developing new LMWH-based products and expanding applications for its existing LMWH-based products. ROVI manufactures the active biological ingredient (bemiparin) for its principal proprietary product and product candidates and the injectable pharmaceutical products developed by its in-house research team, and utilizes its state-of-the-art filling and packaging capabilities to provide a broad array of toll manufacturing services to leading international pharmaceutical companies, primarily in the area of pre-filled syringes.
ABOUT NOVAVAX
Novavax, Inc. (Nasdaq: NVAX) is a clinical-stage biotechnology company creating novel vaccines, including H1N1, to address a broad range of infectious diseases worldwide using advanced proprietary virus-like-particle (VLP) technology. The company produces these VLP-based, potent, recombinant vaccines utilizing new and efficient manufacturing approaches. VLPs are designed to induce protective immune responses without generating infection since they are not made from a live virus and contain no genetic material in their inner core. The Company is currently conducting Phase 2 clinical studies of a seasonal flu vaccine and recently announced a research agreement with the National Institutes of Health to evaluate a VLP-based vaccine against the novel H1N1 influenza strain. The company also plans to initiate a seasonal flu vaccine study in elderly subjects later this year. Additional information about Novavax is available at www.novavax.com and in the company’s various filings with the Securities and Exchange Commission.
Forward Looking Statement
Statements herein relating to future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding revenues, operating expenses, cash burn, and clinical developments and anticipated milestones are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Novavax cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include risks and uncertainties, including the Company’s ability to progress any product candidates in preclinical or clinical trials; the scope, rate and progress of its preclinical studies and clinical trials and other research and development activities; clinical trial results; current results may not be predictive of future results; even if the data from preclinical studies or clinical trials is positive, the product may not prove to be safe and efficacious; Novavax’s pilot plant facility is subject to extensive validation and FDA inspections, which may result in delays and increase d costs; our ability to enter into future collaborations with industry partners and the government and the terms, timing and success of any such collaboration; the cost of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights; our ability to obtain rights to technology; competition for clinical resources and patient enrollment from drug candidates in development by other companies with greater resources and visibility; our ability to obtain adequate financing in the future through product licensing, co-promotional arrangements, public or private equity or debt financing or otherwise; the maturity of the convertible notes on July 15, 2009; general business conditions; competition; business abilities and judgment of personnel; and the availability of qualified personnel. Further information on the factors and risks that could affect Novavax’s business, financial conditions and results of operations, is contained in Novavax’s filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov. These forward-looking statements speak only as of the date of this press release, and Novavax assumes no duty to update forward-looking statements.
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